As filed with the Securities and Exchange Commission on February 28, 2007.
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
Registration Statement Under
the Securities Act of 1933
USG CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3329400

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
125 South Franklin Street
Chicago, Illinois 60606
(Address of Principal Executive Offices, Including Zip Code)
USG CORPORATION
DEFERRED COMPENSATION PLAN
(Full Title of the Plan)

Ellis A. Regenbogen	(312) 606-4000

Corporate Secretary and Associate General Counsel USG Corporation	(Telephone number, including area code,
125 South Franklin Street	of agent for service)
Chicago, Illinois 60606
(Name and Address of Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share	Price (2)	Registration Fee
Deferred Compensation Obligations (1)	$30,000,000	100%	$30,000,000	$921

(1)	The Deferred Compensation Obligations are unsecured obligations of USG Corporation to pay deferred compensation in the future in accordance with the terms of the USG Corporation Deferred Compensation Plan, as it may hereafter be amended.

(2)	Estimated solely for the purposes of determining the amount of the registration fee.

PART I
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “1933 Act”). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents are incorporated by reference into this Registration Statement:
     (1) The Annual Report of USG Corporation (the “Registrant”) on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”); and
     (2) The Registrant’s Current Reports on Form 8-K dated January 29, 2007, February 20, 2007 and February 27, 2007, filed by the Registrant with the Commission pursuant to the 1934 Act; and
     (3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2006.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents identified above, being hereinafter referred to as “Incorporated Documents”).
     Any statement or information contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement or information contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     The securities covered by this Registration Statement represent obligations (“Obligations”) of the Registrant to pay deferred compensation in the future in accordance with the terms of the USG Corporation Deferred Compensation Plan (the “Plan”).
     The Obligations are general unsecured obligations of the Registrant to pay deferred compensation in the future according to the terms of the Plan from a ‘rabbi trust” established for that purpose by the Registrant, and rank equally with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding subject to the claims of its general creditors.

     Participation in the Plan is voluntary. Eligible employees of the Registrant are entitled to defer receipt of certain compensation into the Plan. The amount of compensation to be deferred by each participating eligible employee (individually, a “Participant” and collectively, the “Participants”) is determined in accordance with the Plan based on elections by each Participant.
     Obligations in an amount equal to each Participant’s Deferral Account (as defined in the Plan) consisting of deferred compensation and any earnings or losses in value thereon will be payable either on the withdrawal date elected by the Participant or upon the occurrence of certain events as provided under the Plan.
     Under the Plan, Obligations increase or decrease in value based on the investment performance of one or more of the various investment alternatives offered under the Plan and selected by the Participants. Subject to the Registrant’s discretionary right to change the investment alternatives in the future, the investment alternatives will be the same as the alternatives in the USG Corporation Investment Plan and will include an investment alternative that mirrors the performance of the Registrant’s common stock. However, the Registrant is not obligated to invest in such investment alternatives. The investment alternatives are used only for purposes of crediting or debiting the Participants’ Deferral Accounts with deemed earnings or losses. Participants have no actual investment in these investment alternatives.
     The Obligations are not convertible into another security of the Registrant. The Obligations will not have the benefit of any negative pledge or any other affirmative or negative covenant on the part of the Registrant. Neither will the Obligations have the benefit of any lien on any property of the Registrant.
     A Participant may designate one or more beneficiaries to receive any portion of the Obligations payable in the event of death. Participants or beneficiaries may not anticipate, alienate, sell, transfer, assign or otherwise dispose of any right or interest in the Plan.
     The Registrant reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect a Participant’s right to Obligations in the amount of the Participant’s Deferral Accounts as of the date of such amendment or termination.
     The foregoing description of the Obligations is qualified by reference to the text of the Plan, which has been filed as an exhibit to this Registration Statement, as it may hereafter be amended.
Item 5. Interest of Named Experts and Counsel.
     The legality of the Obligations covered by this Registration Statement has been passed upon for the Registrant by Ellis A. Regenbogen, Corporate Secretary and Associate General Counsel of the Registrant. Mr. Regenbogen currently holds 200 shares of the Registrant’s common stock. He holds options to acquire 6,400 shares of the Registrant’s common stock and restricted stock units with respect to 3,500 shares of the Registrant’s common stock. Mr. Regenbogen is eligible to participate in the Plan.
Item 6. Indemnification of Directors and Officers.
     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that, in certain circumstances, a corporation may indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred as a result of any actual or threatened action, suit or proceeding against such directors or officers, or by or in the right of any other enterprise which such directors and officers served in any capacity at the request of the corporation, by reason of the fact that such person acted in any of the capacities set forth above, if such director or officer (i) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

     A corporation is required to indemnify against reasonable expenses (including attorneys’ fees) incurred by any director or officer who successfully defends any such action. The DGCL also provides for indemnification of officers and directors in actions by or in the right of the corporation, subject to certain exceptions. Indemnification provided by these provisions of the DGCL is not exclusive of any other rights to which a director or officer may be entitled. The foregoing statements are subject to the detailed provisions of the DGCL. The Registrant has entered into an indemnification agreement with each of its directors and executive officers that provides for indemnification as required by the Registrant’s By-laws.
     Article VII of the Registrant’s By-laws provides that the Registrant shall indemnify any officer or director of the Registrant to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 of the DGCL. It also provides that the Registrant shall indemnify and advance expenses to the directors and officers of the Registrant to the fullest extent permitted by law.
     The Registrant maintains directors’ and officers’ liability insurance covering all directors and officers of the Registrant against claims arising out of the performance of their duties.
Item 7. Exemption from Registration Claimed.
Not applicable
Item 8. Exhibits.
     Reference is made to the Exhibit Index on page 9 of this Registration Statement, which Exhibit Index is incorporated herein by reference.
Item 9. Undertakings.
A.	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the 1933 Act to any purchaser:
(i)	if the Registrant is relying on Rule 430B:

(A)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is that is a part of the registration statement or made in a document incorporated by reference or deemed incorporate by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date, or;

(ii)	if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 28th day of February, 2007.

USG CORPORATION

By:	/s/ Richard H. Fleming

Richard H. Fleming
Executive Vice President and
Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of February, 2007.

/s/ William C. Foote	*

William C. Foote,	W. Douglas Ford,
Chairman and Chief Executive Officer and	Director
Director
(Principal Executive Officer)

/s/ Richard H. Fleming	*

Richard H. Fleming,	David W. Fox,
Executive Vice President and	Director
Chief Financial Officer
(Principal Financial Officer)

/s/ D. Rick Lowes	*

D. Rick Lowes,	Valerie B. Jarrett,
Vice President and Controller	Director
(Principal Accounting Officer)

*	*

Jose Armario,	Steven F. Leer,
Director	Director

*	*

Robert L. Barnett,	Marvin E. Lesser,
Director	Director

*	*

Keith A. Brown,	John B. Schwemm,
Director	Director

*	*

James C. Cotting,	Judith A. Sprieser,
Director	Director

*

Lawrence M. Crutcher,
Director

*By:	/s/ Richard H. Fleming
Richard H. Fleming,
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Ellis A. Regenbogen, Corporate Secretary and Associate General Counsel, USG Corporation (including consent)

5.2*	Opinion of McDermott Will & Emery LLP (including consent)

10	USG Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2006).

23*	Consent of Deloitte & Touche LLP

24*	Power of Attorney

*	Filed herewith